UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): October 26, 2005


                               KEYSPAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                 (State or Other Jurisdiction of Incorporation)


       1-14161                                              11-3431358
(Commission File Number)                       (IRS Employer Identification No.)

175 East Old Country Road, Hicksville, New York                11801
 One MetroTech Center, Brooklyn, New York                      11201
 (Address of Principal Executive Offices)                    (Zip Code)

                           (516) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01         Entry into a Material Definitive Agreement.
                  -------------------------------------------

     On October 26, 2005, KeySpan Corporation's ("KeySpan") wholly-owned subsidiary, The Brooklyn Union Gas d/b/a KeySpan Energy Delivery New York ("KEDNY") entered into a Bond Purchase Agreement among the New York State Energy Research and Development Authority ("NYSERDA") and Morgan Stanley & Co. Incorporated, BNY Capital Markets, Inc. Sovereign Securities Corporation, LLC, the Williams Capital Group, L.P. (collectively, the "Series A Underwriters") with respect to the issuance by NYSERDA of $82,000,000 aggregate principal amount of 4.70% Gas Facilities Revenue Bonds, 2005 Series A (KEDNY Project) (the "Series A Refunding Bonds"). The Series A Refunding Bonds are being issued to refund NYSERDA's $41,000,000 outstanding principal amount of Adjustable Rate Gas Facilities Revenue Bonds, Series 1989A (KEDNY project) and $41,000,000 outstanding principal amount of Adjustable Rate Gas Facilities Revenue Bonds, Series 1989B (KEDNY project).

     Pursuant to the terms of the Bond Purchase Agreement for the Series A Refunding Bonds, the Series A Underwriters will purchase all of the Series A Refunding Bonds at a price of 100% of the principal amount thereof. The Series A Underwriters will be paid a fee in an amount equal to 0.50% of the principal amount of the Series A Refunding Bonds, plus certain out of pocket expenses of the Series A Underwriters, by KEDNY on November 1, 2005, the closing date of the Series A Refunding Bonds. KEDNY has agreed to indemnify the Series A Underwriters and NYSERDA against certain liabilities, including liabilities under the federal securities laws. Subject to the initial public offering of the Series A Refunding Bonds, the Series A Underwriters reserve the right to change the public offering price and yield as they deem necessary in connection with the marketing of the Series A Refunding Bonds.

     Additionally, on October 26, 2005, KEDNY also entered into a Bond Purchase Agreement among the New York State Energy Research and Development Authority ("NYSERDA") and Goldman Sachs & Co., BNY Capital Markets, Inc. Sovereign Securities Corporation, LLC, the Williams Capital Group, L.P. (collectively, the "Series B Underwriters") with respect to the issuance by NYSERDA of $55,000,000 aggregate principal amount of Gas Facilities Revenue Bonds, 2005 Series B (KEDNY Project) (the "Series B Refunding Bonds"). The Series A Refunding Bonds are being issued to refund NYSERDA's $55,000,000 outstanding principal amount of Gas Facilities Revenue Bonds, Series C (KEDNY project).

     Pursuant to the terms of the Bond Purchase Agreement for the Series B Refunding Bonds, the Series B Underwriters will purchase all of the Series B Refunding Bonds at a price of 100% of the principal amount thereof. The Series B Underwriters will be paid a fee of $192,500 by KEDNY on November 1, 2005, the closing date of the Series B Refunding Bonds. KEDNY has agreed to indemnify the Series B Underwriters and NYSERDA against certain liabilities, including liabilities under the federal securities laws. Subject to the initial public offering of the Series B Refunding Bonds, the Series B Underwriters reserve the right to change the public offering price and yield as they deem necessary in connection with the marketing of the Series B Refunding Bonds.


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


     Copies of the Bond Purchase Agreements for the Series A Refunding Bonds and Series B Refunding Bonds are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.
                  ----------------------------------

             (c)  Exhibits.


               (1) Bond Purchase Agreement for the issuance of $82 million aggregate principal amount of 4.7% Gas Facilities Revenue Bonds (The Brooklyn Union Gas d/b/a KeySpan Energy Delivery New York Project), 2005, Series A

               (2) Bond Purchase Agreement for the issuance of $55 million aggregate principal amount of Gas Facilities Revenue Bonds (The Brooklyn Union Gas d/b/a KeySpan Energy Delivery New York Project), 2005, Series B










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





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              KEYSPAN CORPORATION

Dated: November 1, 2005                       By:    /s/Gerald Luterman
                                                     ------------------
                                              Name:  Gerald Luterman
                                              Title: Executive Vice President
                                                     and Chief Financial Officer











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



                                INDEX TO EXHIBITS
                                -----------------


Exhibit No.      Exhibit                                                    Page
-----------      -------                                                    ----

10.1             Bond Purchase Agreement for the issuance of $82 million      6
                 aggregate principal amount of 4.7% Gas Facilities Revenue Bonds (The Brooklyn Union Gas d/b/a KeySpan
                 Energy Delivery New York Project), 2005, Series A

10.2             Bond Purchase Agreement for the issuance of $55 million      40
                 aggregate  principal  amount of Gas Facilities  Revenue
                 Bonds (The Brooklyn Union Gas d/b/a KeySpan Energy Delivery New York Project), 2005, Series B











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